UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2029	KHC29	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2033	KHC33	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2026, Kraft Heinz Foods Company (the “Issuer”), a 100% owned operating subsidiary of The Kraft Heinz Company (the “Guarantor”), issued €500,000,000 in aggregate principal amount of its 3.500% Senior Notes due 2031 (the “2031 Notes”) and €500,000,000 in aggregate principal amount of its 3.950% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”) pursuant to an effective shelf registration statement on Form S-3ASR (Registration No. 333-284906), filed by the Issuer and the Guarantor with the Securities and Exchange Commission (the “SEC”) on February 13, 2025. The Notes are guaranteed on a senior basis by the Guarantor. On May 11, 2026, the Issuer and the Guarantor filed with the SEC a prospectus supplement dated May 7, 2026 in connection with the public offering of the Notes.

The Notes were issued pursuant to an Indenture, dated as of July 1, 2015, among the Issuer, the Guarantor, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture, dated as of May 21, 2026, by and among the Issuer, the Guarantor and the Trustee (the “Fourteenth Supplemental Indenture”).

The Issuer intends to use the net proceeds from the Notes offering to fund the consideration for the purchase of its 4.375% Senior Notes due 2046 and 4.875% Senior Notes due 2049 validly tendered and accepted for purchase pursuant to a previously announced concurrent tender offer, together with accrued and unpaid interest thereon. Any excess proceeds will be used for general corporate purposes, which may include repayment of outstanding indebtedness. The 2031 Notes will mature on May 21, 2031, and the 2034 Notes will mature on May 21, 2034. Interest on the Notes will be payable annually on May 21 of each year, beginning on May 21, 2027.

For a complete description of the terms and conditions of the offering, the Notes, and the Fourteenth Supplemental Indenture, please refer to copies of the Fourteenth Supplemental Indenture, the Form of 2031 Note and the Form of 2034 Note, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report with respect to the issuance of the Notes is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 21, 2026, the Issuer issued a press release announcing the early tender results of its previously announced offer (the “Tender Offer”) to purchase for cash up to a maximum combined aggregate purchase price of $1,100,000,000, excluding accrued and unpaid interest, of its outstanding 4.375% Senior Notes due June 2046 (the “2046 Notes”) and 4.875% Senior Notes due October 2049 (the “2049 Notes” and, together with the 2046 Notes, the “Tender Offer Notes”), as described in the Issuer’s offer to purchase, dated May 7, 2026. A copy of the press release relating to the announcement of the early tender results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 21, 2026, the Issuer also issued a press release announcing the pricing terms for the Tender Offer. A copy of the press release relating to the announcement of the pricing terms for the Tender Offer is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K, including the press releases hereby incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any of the Notes. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Fourteenth Supplemental Indenture, dated as of May 21, 2026, relating to the €500,000,000 3.500% Senior Notes due 2031 and the €500,000,000 3.950% Senior Notes due 2034, among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of 2031 Note (included as Exhibit A-1 to Exhibit 4.1).

4.3	Form of 2034 Note (included as Exhibit A-2 to Exhibit 4.1).

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

5.2	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the Notes.

23.1	Consent of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes (included in Exhibit 5.1).

23.2	Consent of Willkie Farr & Gallagher LLP regarding the validity of the Notes (included in Exhibit 5.2).

99.1	The Kraft Heinz Company Early Tender Results Press Release, dated May 21, 2026.

99.2	The Kraft Heinz Company Tender Pricing Press Release, dated May 21, 2026.

104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated May 21, 2026, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: May 21, 2026	By:	/s/ Andre Maciel
Andre Maciel
Executive Vice President & Global Chief Financial Officer